EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE

FOR IMMEDIATE RELEASE

Media Contact:
Marina H. Norville, Marina.H.Norville@aexp.com, +1.212.640.2832
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, +1.212.640.8610

Investors/Analysts Contacts:
Vivian Y. Zhou, Vivian.Y.Zhou@aexp.com, +1.212.640.5574
Melanie L. Michel, Melanie.L.Michel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS PROVIDES UPDATE ON ITS CAPITAL PLANS

New York – June 30, 2020 – American Express Company (NYSE: AXP) provided an update today on its capital plans following further instructions from the Board of Governors of the Federal Reserve System regarding the 2020 Comprehensive Capital Analysis and Review (CCAR).

For the third quarter of 2020, the company intends to maintain its current quarterly dividend of 43 cents per common share, subject to approval by the company’s Board of Directors.

In light of COVID-19 and its impact on the economy, the company will be resubmitting its capital plan to the Federal Reserve in the fourth quarter because of changes in financial markets and the macroeconomic outlook.

The company’s preliminary stress capital buffer (SCB) requirement, which will take effect on October 1, 2020, is 2.5 percent. Taking into account the preliminary SCB, the minimum Common Equity Tier 1 (CET1) capital ratio for the company will effectively be 7.0 percent, subject to confirmation of the SCB for the company through the CCAR process. The company’s target range for its CET1 capital ratio remains at 10 to 11 percent. The CET1 ratio target range seeks to support the company’s capital management objectives of maintaining a strong and flexible capital profile, while considering expectations from all stakeholders, including rating agencies. The company’s first quarter CET1 capital ratio was 11.9 percent, above the target range.

The company’s framework for managing through this challenging economic environment is built on four principles: supporting its colleagues and winning as a team; protecting its customers and its brand; structuring the company for growth in the future; and remaining financially strong. To support these objectives, the company suspended share repurchases in mid-March, while maintaining its common stock dividends during the first half of the year. Future decisions on capital distributions will depend on various factors, including: the company’s capital levels and regulatory capital requirements (including the SCB effective October 1, 2020); actual and forecasted business results; economic and market conditions; revisions to, or revocation of, the Federal Reserve’s authorization of the company’s capital plan; and the CCAR process.

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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, Accertify, InAuth, corporate card, business travel, and corporate responsibility.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.